UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2018
BABCOCK & WILCOX ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 625-4900

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On April 10, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into Amendment No. 6 to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated May 11, 2015 (as amended to date, including by the Amendment, the “Credit Agreement”), with Bank of America, N.A., as administrative agent and lender, and the other lenders party thereto, to, among other things: (1) modify the definition of EBITDA in the Credit Agreement to exclude up to $51.1 million of additional charges for certain Renewable segment contracts for the quarter ended March 31, 2018 and include in the fiscal quarter ended March 31, 2018 up to $20.0 million of anticipated receipts that will be recorded after March 31, 2018 on account of contractual bonuses and liquidated damages relief, which such receipts shall not then be included in EBITDA for the period actually received; (2) require the Company to pledge the equity interests of certain of its wholly-owned foreign subsidiaries, and to cause certain of the Company’s wholly-owned foreign subsidiaries to guarantee and provide collateral for its obligations under the Credit Agreement; (3) beginning with the quarter ending June 30, 2018, limit the Company to no more than $15.0 million of cumulative net income losses attributable to eight specified Vølund projects; (4) require the Company to reduce commitments under the Credit Agreement with the proceeds of certain debt issuances and asset sales; and (5) remove the Company’s ability to reinvest net cash proceeds from asset sales that trigger prepayment requirements.

The Amendment continued to temporarily waive certain defaults and events of default under the Credit Agreement that occurred on December 31, 2017 and March 31, 2018 as a result of the Company's failure to comply with certain covenants under the Credit Agreement as well as the cross-defaults to the Second Lien Credit Agreement, dated August 9, 2017, with an affiliate of American Industrial Partners (as amended, the "Second Lien Credit Agreement"), with certain amendments effective immediately and other amendments effective upon the completion of the Rights Offering (as described herein) and the repayment of the outstanding balance of the Second Lien Credit Agreement. During such waiver period, the Company’s ability to (a) borrow under the Credit Agreement is limited to $220 million in the aggregate and (b) issue letters of credit under the Credit Agreement is limited to $20 million in the aggregate. If the Rights Offering and such repayment do not occur by May 22, 2018, the temporary waiver will end. The temporary waiver will also end if other conditions specified in the Amendment occur. Upon any such termination of the waiver, the Company’s ability to borrow funds and issue letters of credit under the Credit Agreement will terminate.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Commitment Agreement

On April 10, 2018, the Company and Vintage Capital Management, LLC (“Vintage”) entered into a new equity commitment agreement (the “Equity Commitment Agreement”), which Equity Commitment Agreement amended and restated in its entirety the prior letter agreement, dated as of March 1, 2018, between the Company and Vintage, pursuant to which Vintage agreed to backstop the Company’s Rights Offering for the purpose of providing at least $245 million of new capital. The Equity Commitment Agreement provides for a backstop commitment from Vintage to purchase shares of Company’s common stock, $0.01 par value (“Common Shares”), representing any unsold portion of the Rights Offering at a price of $2.00 per Common Share. The offering, issuance, and distribution of the Common Shares in connection with the Equity Commitment Agreement, if any, will be exempt from the registration requirements of section 5 of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

The foregoing description of the Equity Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Commitment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Equity Commitment Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 19, 2018, the Company filed a prospectus supplement to the Company’s Registration Statement on Form S-3 (Registration No. 333-216316) (the “Registration Statement”) relating to the Company’s previously announced rights offering (“Rights Offering”), and distributed to holders of the Company’s Common Shares one nontransferable subscription right (a “Right”) to purchase additional Common Shares for each Common Share held as of 5:00 p.m., New York City time, on March 15, 2018 (the “Rights Distribution Record Date”). On April 11, 2018, the Company filed a prospectus supplement to the Registration Statement relating to the extension of the expiration date and the amendment of other terms of the Rights Offering. Each Right now entitles the holder to purchase 2.8 Common Shares at a subscription price of $2.00 per Common Share.

The Rights may be exercised at any time during the subscription period, which commenced on March 19, 2018. The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on April 30, 2018, unless the Company extends the Rights Offering period. Holders may revoke their election to exercise their Rights at any time on or before 5:00 p.m., New York City time, on April 27, 2018. The Rights Offering does not include an oversubscription privilege.

The Company expects to mail subscription certificates evidencing the Rights and a copy of the prospectus supplement describing the amended terms of the Rights Offering to shareholders as of the Rights Distribution Record Date beginning on or about April 11, 2018.

The Company is filing herewith the following exhibits to the Registration Statement:
1.    Form of Rights Certificate;
2.    Opinion of Jones Day relating to certain tax matters;
3.    Form of Instructions for Rightsholders;
4.    Form of Notice to Shareholders Who Are Acting as Nominees;
5.    Form of Notice to Rightsholders Who Are Record Holders;
6.    Beneficial Owner Election Form; and
7.    Form of Shareholder Notice required by the New York Stock Exchange.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus supplement, copies of which will be mailed to all eligible record date shareholders and can be accessed through the Securities and Exchange Commission’s website at www.sec.gov. A copy of the prospectus supplement may also be obtained from the information agent, D.F. King & Co., Inc., toll free at (800) 283-3192 or via email at bw@dfking.com. Additional information regarding the rights offering is set forth in the Company’s prospectus supplement filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
4.1	Form of Rights Certificate
8.1	Opinion of Jones Day relating to certain tax matters
10.1
Amendment No. 6, dated April 10, 2018, to Credit Agreement, dated as of May 11, 2015, among Babcock & Wilcox Enterprises, Inc., as the borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.2	Equity Commitment Agreement, dated April 10, 2018, by and between Babcock & Wilcox Enterprises, Inc. and Vintage Capital Management, LLC
23.1	Consent of Jones Day (included in Exhibit 8.1)
99.1	Form of Instructions for Rightsholders
99.2	Form of Notice to Shareholders Who Are Acting as Nominees
99.3	Form of Notice to Rightsholders Who Are Record Holders
99.4	Beneficial Owner Election Form
99.5	Form of Shareholder Notice required by the New York Stock Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

April 11, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary